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                                                                    EXHIBIT 10.3


                         TRANSITIONAL SERVICES AGREEMENT



                  THIS TRANSITIONAL SERVICES AGREEMENT (the "AGREEMENT") is made as of October 20, 1999 between STAFF BUILDERS, INC., a Delaware corporation ("STAFF BUILDERS"), and TENDER LOVING CARE HEALTH CARE SERVICES, INC., a Delaware corporation ("TLC").

                                    RECITALS

                  WHEREAS, the Board of Directors of Staff Builders has determined that it is in the best interest of Staff Builders and its shareholders to separate its home health care business from the remainder of its business;

                  WHEREAS, Staff Builders and TLC recognize that it is advisable for TLC to continue providing certain administrative and other services to Staff Builders until Staff Builders has had a reasonable opportunity to evaluate its continued need for the services and to investigate other sources of the services; and

                  WHEREAS, this Agreement is entered into pursuant to the Distribution Agreement dated as of the date hereof between Staff Builders and TLC (the "DISTRIBUTION AGREEMENT") (All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Distribution Agreement);

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:


                              SECTION 1 - SERVICES

                  1.1 Services.

                  Beginning on the Distribution Date (as defined in the Distribution Agreement) TLC, through its corporate staff, will provide or otherwise make available to Staff Builders, upon the reasonable request of Staff Builders, certain general corporate services, including but not limited to accounting and audit, tax, legal, financial and human resources, and arrange for administration of insurance and employee benefit programs. The services may include the following:

                  (a) ACCOUNTING RELATED SERVICES. Provision of general financial advice and services including, without limitation, assistance with respect to matters such as cash management and financial controls.

                  (b) TAX RELATED SERVICES. Preparation of Federal tax returns, preparation of state and local tax returns (including income tax returns), tax research and


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planning and assistance on tax audits (Federal, state and local) in accordance with the terms of the Tax Allocation Agreement.

                  (c) LEGAL RELATED SERVICES. Provision of certain legal services, including without limitation, assistance in the preparation of reports under the Securities Exchange Act of 1934, as amended, proxy statements in connection with meetings of shareholders and offering documents used in connection with the sale of franchises.

                  (d) INSURANCE AND EMPLOYEE BENEFIT RELATED SERVICES. Assistance, if requested, with respect to the liability, property, casualty, and other normal business insurance coverage. Administration of employee benefit plans and insurance programs sponsored by Staff Builders. Filing of all required reports under ERISA for employee benefit plans sponsored by Staff Builders.

                  (e) ADDITIONAL SERVICES. Services in addition to those enumerated in subsections 1.1(a) through 1.1(d) above as may be agreed upon by Staff Builders and TLC from time to time.


                        SECTION 2 - CHARGES AND PAYMENTS

                  2.1 Charges for General Services.

For performing general services of the types described above in Section 1 TLC will charge Staff Builders 110% of the costs actually incurred (including overhead and general administrative expenses). To the extent such direct costs cannot be separately measured, TLC shall charge Staff Builders for a portion of the total cost determined according to a method reasonably selected by TLC and approved by Staff Builders.

                  The charges for services pursuant to subsection 2.1 above will be determined and payable no less frequently than quarterly. The charges will be due when billed and shall be paid no later than thirty (30) days from the date of billing.


                  2.2 Charges for Third-Party Services.

                  When services of the type described above in Section 1 are provided, upon the mutual agreement of Staff Builders and TLC, by outside providers or, in connection with the provision of such services out-of-pocket costs are incurred such as travel, the cost thereof will be paid by Staff Builders. To the extent that Staff Builders is billed by the provider directly, Staff Builders shall pay the bill directly. If TLC is billed for such services, TLC may pay the bill and charge Staff Builders the amount of the bill or forward the bill to Staff Builders for payment by Staff Builders.

                  2.3 Staff Builders shall pay any sales, use or similar tax, excluding any income tax or taxes levied with respect to gross receipts, payable by Staff Builders or TLC with respect to amounts payable under this Agreement.


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                        SECTION 3 - GENERAL OBLIGATIONS

                  3.1 Staff Builders' Directors and Officers.

                  Nothing contained herein will be construed to relieve the directors or officers of Staff Builders from the performance of their respective duties or to limit the exercise of their powers in accordance with the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of Staff Builders or in accordance with any applicable statute or regulation.

                  3.2 Liabilities.

                  In furnishing Staff Builders with management advice and other services as herein provided, neither TLC nor any of its officers, directors, employees or agents shall be liable to Staff Builders or its creditors or shareholders for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. The provisions of this Agreement are for the sole benefit of Staff Builders and TLC and will not, except to the extent otherwise expressly stated herein, inure to the benefits of any third party.

                  Staff Builders shall indemnify and hold harmless TLC and each of its officers, directors, employees or agents against any claims of any kind arising out of or relating to this Agreement or services provided hereunder, except for claims caused by the willful malfeasance, bad faith or gross negligence of the person seeking such indemnification.

                  3.3 Term.

                  The initial term of this Agreement shall begin on the date of this Agreement and continue until the first anniversary date hereof. This Agreement shall automatically renew at the end of the initial term or any renewal term for successive three-month-terms until terminated by either party upon written notice to the other party at least ninety (90) days prior to the expiration of the initial term or any renewal terms of this Agreement.

                  3.4 Standard of Care.

                  TLC will use (and will cause its Subsidiaries to use) reasonable efforts in providing the scheduled services to Staff Builders and will perform such services with the same degree of care, skill and prudence customarily exercised for its own operations; provided, however, that TLC shall not be required to devote full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary to perform the services required hereunder. To the extent possible, such services will be substantially identical in nature and quality to the services currently available to Staff Builders. TLC has the right to reasonably supplement, modify, substitute or otherwise alter such services from time to time in a manner consistent with supplements, modifications, substitutions or alterations made with respect to similar services provided or otherwise made available by TLC to its wholly-owned subsidiaries. In providing such services, TLC will not be responsible for the accuracy, completeness or timeliness of any advice or service or any return, report, filing or other document which it provides, prepares or


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assists in preparing, except to the extent that any inaccuracy, incompleteness or untimeliness arises from TLC's gross negligence or willful misconduct. Staff Builders and TLC will cooperate in planning the scope and timing of services provided by TLC under this Agreement in order to minimize or eliminate interference with the conduct of TLC's business activities. If such interference is unavoidable, TLC will apportion, in its sole discretion, the available services in a fair and reasonable manner. Notwithstanding anything set forth in this Section 3.4 neither TLC nor any of its officers, directors, employees or agents shall have any liability under this Agreement except to the extent provided in Section 3.2.

                  3.5 Independence.

                  Except for those individuals named on Schedule A hereto, all employees and representatives of TLC providing the scheduled services to Staff Builders will be deemed for purposes of all compensation and employee benefits to be employees or representatives of TLC and not employees or representatives of Staff Builders. In performing such services, such employees and representatives will be under the direction, control and supervision of TLC (and not of Staff Builders) and TLC will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

                  3.6 Non-exclusivity.

                  Nothing in this Agreement obligates Staff Builders to use TLC to provide the specified services or precludes Staff Builders from obtaining the identified services, in whole or in part, from its own employees or from providers other than TLC.

                  3.7 Confidentiality.

                  TLC agrees to hold, and to use its best efforts to cause its employees and representatives to hold, in confidence all confidential information concerning Staff Builders, furnished to or obtained by TLC after the Distribution Date in the course of providing the identified services, in a manner consistent with TLC's standard policies with respect to the preservation and disclosure of confidential information concerning TLC and its subsidiaries.


                            SECTION 4 - MISCELLANEOUS

                  4.1 Notices.

                  Notices hereunder shall be effective if given in writing and delivered or mailed, postage prepaid, by registered or certified mail to:

                              STAFF BUILDERS, INC.
                              1983 Marcus Avenue
                              Lake Success, NY 11042
                              Attention: David Savitsky, President



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                             TENDER LOVING CARE HEALTH CARE SERVICES, INC.
                             1983 Marcus Avenue
                             Lake Success, NY 11042
                             Attention: Dale R. Clift, President



                  4.2 Applicable Law.

                  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed therein.

                  4.3 Paragraph Titles.

                  The paragraph titles used in this Agreement are for convenience of reference and will not be considered in the interpretation or construction of any of the provisions thereof.

                  4.4 Amendments; Waivers.

                  This Agreement may be amended or modified only in writing executed on behalf of Staff Builders and TLC. No waiver shall operate to waive any further or future act and no failure to object or forbearance shall operate as a waiver.

                  4.5 Successors and Assigns.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable, in whole or in part, without the prior written consent of the parties hereto and any attempt to effect any such assignment without such consent shall be void.

                  4.6 Arbitration.

                  (a) All disputes or differences of any kind or nature between or among the parties (such parties being referred to individually as a "DISPUTING PARTY," and, together, as the "DISPUTING PARTIES") arising out of or in any way relating to this Agreement or the transactions contemplated hereby, including issues of arbitrability, and including, without limitation, any dispute between the parties under Section 3.2, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA"). Such arbitrator shall have substantial professional experience with regard to corporate legal matters.

                  (b) The arbitrator shall consider the dispute at issue in New York, New York, at a mutually agreed upon time within sixty (60) days (or such longer period as may be acceptable to the Disputing Parties or as directed by the arbitrator) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by the Disputing Party, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the Disputing Parties) and shall include an



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opportunity for the parties to conduct discovery in advance of the proceeding.
Notwithstanding the foregoing, the Disputing Parties shall agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within one hundred twenty (120) days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such one hundred twenty (120) day period for a total of two one hundred twenty (120) day periods. The arbitrator shall deliver a written award with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Disputing Party to such arbitration agrees that any award of the arbitrator shall be final, conclusive and binding and that it will not contest any action by any other party thereto in accordance with an award of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this
Section 4.6 by bringing suit in any court of competent jurisdiction.

                  (c) All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

                  (d) The parties hereto recognize and agree that in the event of a breach by a party of this Section 4.6, money damages would not be an adequate remedy to the injured party for such breach and it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by such injured party therefrom. Accordingly, if there should be a breach or threatened breach by a party of the provisions of this Section 4.6, the injured party shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the injured party.

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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their fully authorized officers as of the Distribution Date.

                                           STAFF BUILDERS, INC.


                                           By:  /s/ Stephen Savitsky
                                                --------------------------------

                                           Title: Chairman of the Board
                                                  and Chief Executive Officer


                                           TENDER LOVING CARE HEALTH CARE
                                           SERVICES, INC.


                                           By: /s/ Dale R. Clift
                                               ---------------------------------

                                           Title: President and Chief Operating
                                                  Officer




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